Exhibit 3.34

Saskatchewan	101143156
Justice Corporations	Entity Number

Certificate of Amalgamation

THE BUSINESS CORPORATIONS ACT

I certify that

BRIDGE CREEK TRUCKING LTD.

results this day from an amalgamation, in accordance with the attached Articles, of the following corporations:

KLASSEN ENERGY LTD.

BRIDGE CREEK TRUCKING LTD.

Given under my hand and seal

this 30th day of April, 2009

/s/ P. Florry
Director of Corporations

Saskatchewan		PROVINCE OF SASKATCHEWAN
Justice	Articles of Amalgamation	REGISTERED
	The Business Corporations Act	Form 9
Corporations		APR 30 2009
Branch		CORPORATIONS
BRANCH

Please see reverse for instructions

1.	Name of amalgamated corporation:

BRIDGE CREEK TRUCKING LTD.

2.	The municipality in which the registered office is to be situated:

City of Swift Current, Saskatchewan

3.	The classes and any maximum number of shares that the corporation is authorized to issue:

The annexed Schedule 1 is incorporated in this form

4.	Restrictions, if any, on share transfers:

a)

No transfer or alienation of securities in the Corporation, whether by sale, hypothecation, devise or otherwise, shall be valid without the prior written consent of the directors having first been sought and obtained.

5.	Number (or minimum and maximum number) of directors:

Minimum - One (1) Maximum - Seven (7)

6.	Restrictions, if any, on businesses the corporation may carry on or on powers the corporation may exercise:

None

7.	Other provisions if any:

The annexed Schedule 2 is incorporated in this form

8.	The amalgamation agreement has been approved by special resolutions of shareholders of each of the amalgamating corporations listed in item 10 below in accordance with Section 177 of the Act. ☒

9.

The amalgamation has been approved by a resolution of the directors of each of the amalgamating corporations listed in item 10 below in accordance with Section 178 of the Act. The articles of amalgamation set out herein are the same as the articles of incorporation of:                                                                                  ☐

(Name and designated amalgamating corporation).

10.	Name of Amalgamating Corporations	Signature	Office held	Date

	BRIDGE CREEK TRUCKING LTD.	/s/ Randy Hunt	Secretary-Treasurer	April 27/09

	KLASSEN ENERGY LTD.	/s/ Ken Klassen	President	April 27/09

BRIDGE CREEK TRUCKING LTD.

SCHEDULE 1

SECTION I
AUTHORIZED CAPITAL

1.1          Authorized Classes of Shares

The Corporation is authorized to issue an unlimited number of the following classes of shares, namely:

a)                                              Class “A”, “B”, “C”, “D” and “E” voting and participating shares;

b)                                              Class “F”, “G”, “H”, “I” and “J” non-voting, participating shares;

c)                                               Class “K”, “L”, “M”, “N” and “O” non-voting, non-participating, redeemable and retractable shares;

d)                                              Class “P”, “Q”, “R, “S” and “T” voting, non-participating, redeemable and retractable shares;

subject to the following preferences, priorities, rights, privileges, limitations, conditions and restrictions, namely:

SECTION II
CLASS “A”, “B”, “C”, “D” and “E” VOTING, PARTICIPATING SHARES

2.1          No Par Value

Class “A”, “B”, “C”, “D” and “E” voting shares shall be issued without nominal or par value.

2.2          Voting Rights

The holders of Class “A”, “B”, “C”, “D” and “E” shares shall be entitled to vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote.

2.3          Dividends

Subject to the restrictions herein stated and the prior rights of the registered holders of other classes of shares, the registered holders of Class “A”, “B”, “C”, “D” and “E” shares shall have the right to receive such dividends, if any, as the Board of Directors of the Corporation may declare.

SECTION III
CLASS “F”, “G”, “H”, “I” and “J” NON-VOTING, PARTICIPATING SHARES

3.1          No Par Value

Class “F”, “G”, “H”, “I” and “J” Non-Voting, Participating shares shall be issued without nominal or par value.

3.2          Voting Rights

The holders of Class “F”, “G”, “H”, “I” and “J” shares shall not be entitled to vote at meetings of shareholders except meetings at which only the holders of a specified class of shares are entitled to vote.

3.3          Dividends

Subject to the provisions of The Business Corporations Act, R.S.S. 1978, c. B-10., the holders of Class “F”, “G”, “H”, “I” and “J” shares shall have the right to receive such dividends, if any, as the Board of Directors of the Corporation may, in its discretion, declare from time to time.

SECTION IV
CLASS “K”, “L”, “M”, “N” and “O” NON-VOTING, NON-PARTICIPATING REDEEMABLE
AND RETRACTABLE SHARES

4.1          No Par Value

Class “K”, “L”, “M”, “N” and “O” shares shall be issued without nominal or par value.

4.2          Non-Voting Unless and Until Default in Retraction

The holders of Class “K”, “L”, “M”, “N” and “O” shares shall not, as such, have any voting rights for the election of Directors or for any other purpose, save and except as may be provided by The Business Corporations Act , nor shall they be entitled to attend shareholder meetings unless and until the holder(s) of the Class “K”, “L”, “M”, “N” and “O” shares have, by written notice, demanded that the Corporation retract the shares so held by the holder(s); whereupon and whenever the same shall occur and the Corporation fails to retract the Class “K”, “L”, “M”, “N” and “O” shares and in accordance with the provisions as hereinafter contained, and until the shares have been so retracted and such sums of money paid to the shareholder as herein provided, then the shareholder of the Class “K”, “L”, “M”, “N” and “O” shares shall be entitled to attend all shareholder meetings and shall have one (1) vote thereat for each Class “K”, “L”, “M”, “N” and “O” share then held by them respectively and shall have the same voting privileges as the Class “A”, “B”, “C”, “D” and “E” shareholders of the Corporation. Furthermore, the holder(s) of Class “K”, “L”, “M”, “N” and “O” shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of all or a substantial part (fifty (50%) percent) and shall be entitled to vote at such shareholder meetings and shall have one (1) vote thereat for each Class “K”, “L”, “M”, “N” and “O” share held by them and shall have the same voting privileges as the Class “A”, “B”, “C”, “D” and “E” shareholder(s) of the Corporation.

4.3          Redemption Amount

Class “K”, “L”, “M”, “N” and “O” shares shall have a redemption value and retraction value (hereinafter referred to as the “Retraction Amount” and/or “Redemption Amount”) determined in accordance with the following formula, namely:

I)            The redemption amount for each Class “K”, “L”, “M”, “N” and “O” share shall be a fixed amount equal to:

a)                                     that amount equal to fair market value of any property received by the corporation in respect of the issuance of the Class “K”, “L”, “M”, “N” and “O” shares;

b)                                     less an amount equal to the fair market value of any non-share consideration paid and/or liabilities assumed by the Corporation in respect of the acquisition of the property; divided by

c)                                      the number of Class “K”, “L”, “M”, “N” and “O” preferred shares issued as consideration for the property; provided that, if at a particular time the fair market value of any consideration received by the Corporation in exchange for any Class “K”, “L”, “M”, “N” and “O” shares should be determined, whether

(1)                                 by a tribunal or court of competent jurisdiction on taxation matters;

(2)                                 by agreement with Canada Customs and Revenue Agency; or

(3)                                 otherwise by agreement between the Corporation and the holders of such Class “K”, “L”, “M”, “N” and “O” shares;

to be different from such fair market value determined by the Board of Directors of the Corporation, the fair market value of such consideration shall be adjusted by being increased or decreased so as to equal the fair market value so determined and will be effective as of the time the Class “K”, “L”, “M”, “N” and “O” shares were issued, and the redemption amount per share shall be appropriately adjusted.

ii)                                      The “Aggregate Redemption Amount” and/or “Aggregate Retraction Amount” is the Redemption Amount multiplied by the number of Class “K”, “L”, “M”, “N” and “O” shares to be redeemed or retracted.

4.4                               Dividends

Subject to the provisions of The Business Corporations Act, the holders of Class “K”, “L”, “M”, “N” and “O” shares shall, at the discretion of the directors, be entitled, out of any or all profits or surplus available for dividends to non-cumulative dividends at a rate as may be determined by the Board of Directors from time to time; the holders of Class “K”, “L”, “M”, “N” and “O” shares shall not be entitled to any dividend other than or in excess of the dividend herein provided.

4.5                               Retraction

Subject to the provisions of The Business Corporations Act, the holder of Class “K”, “L”, “M”, “N” and “O” shares may demand that all or any part of the Class “K”, “L”, “M”, “N” and “O” shares at any time outstanding in the holders name be purchased and be retracted by the Corporation in accordance with the provisions herein contained and the sum equivalent to the “Aggregate Retraction Amount”.

4.6                               Redemption

Subject to the provisions of The Business Corporations Act, the Directors of the Corporation shall have the right, at any time or times, to redeem all or any part of the Class “K”, “L”, “M”, “N” and “O” shares and in accordance with the provisions hereinafter contained and at the value equivalent to the “Aggregate Redemption Amount”.

SECTION V
CLASS “P”, “Q”, “R, “S” AND “T” VOTING NON-PARTICIPATING REDEEMABLE
RETRACTABLE SHARES

5.1          No Par Value

Class “P”, “Q”, “R, “S” and “T” Voting Non-Participating Redeemable and Retractable shares shall be issued without nominal or par value.

5.2          Voting Rights

The holders of Class “P”, “Q”, “R, “S” and “T” shares shall be entitled to vote at all meetings of shareholders except meetings at which only holders of a specified class of shares are entitled to vote.

5.3          Retraction

Subject to the provisions of The Business Corporations Act, the holder of Class “P”, “Q”, “R, “S” and “T” shares may demand that all or any part of the Class “P”, “Q”, “R, “S” and “T” shares at any time outstanding in the holder’s name be purchased and be retracted by the Corporation at the sum of One ($1.00) Dollar for each share, or such adjusted sum as provided by Article 10.2, so outstanding together with an amount equivalent to all declared and unpaid dividends (herein referred to as the “Redemption Amount” and/or “Retraction Amount”).

5.4          Dividend

Subject to the provisions of The Business Corporations Act, the holders of Class “P”, “Q”, “R, “S” and “T” shares shall, at the discretion of the Directors, be entitled, out of any or all profits or surplus available for dividends to non-cumulative dividends at a rate to be determined by the Board of Directors from time to time; The holders of Class “P”, “Q”, “R, “S” and “T” shares shall not be entitled to any dividend other than or in excess of the dividend herein provided.

5.5          Redemption

Subject to the compliance of the provisions of The Business Corporations Act, the Directors of the Corporation shall have the right, at any time or times, to redeem all or any part of the said Class “P”, “Q”, “R, “S” and “T” shares for a price not exceeding One ($1.00) Dollar per share, or such adjusted amount as provided by Article 10.2, plus an amount equivalent to declared and unpaid dividends (herein referred to as the “Redemption Amount”) or by calling the said shares for redemption on notice to the Holder or Holders thereof, and in case less than all of the Class “P”, “Q”, “R, “S” and “T” shares are recalled for redemption the Class “P”, “Q”, “R, “S” and “T” shares to be redeemed should be selected in such a manner that the directors shall by resolution determine.

5.6          Approval

The approval of the Holders of the Class “P”, “Q”, “R, “S” and “T” shares as to any and all matters preferred to herein may be given in writing by the Holders of not less than Seventy-Five (75%) per cent of the outstanding Class “P”, “Q”, “R, “S” and “T” shares, or by resolution passed, or bylaws sanctioned at a meeting of the Holders of the Class “P”, “Q”, “R, “S” and “T” shares duly called and held upon at least ten (10) days notice, at which the Holders of at least a majority of the outstanding Class “P”, “Q”, “R, “S” and “T” shares are present or represented by proxy, and carried by the affirmative votes of the Holders of not less than Seventy-Five (75%) per cent of the Class “P”, “Q”, “R, “S” and “T” shares represented and voted at such meeting cast by poll.

SECTION VI
FURTHER RESTRICTIONS

6.1          Restrictions on Dividends

No dividends shall be declared or set aside or paid at any time or from time to time if as a result of such dividend the Corporation would be prevented from retracting or redeeming the Class “K” to “T” shares inclusive, issued and outstanding at an amount less than the total Aggregate Redemption Amount or Redemption Amount, as herein stated, of such Class “K” to “T” shares inclusive, issued and outstanding. Save and except as otherwise stated in these Articles, dividends may be declared by the Board of Directors of the Corporation on any issued Class of shares, or any combination of issued Classes of shares to the exclusion of any issued Class or Classes of shares.

6.2          Non-Convertible

The Class “K” to “T” shares inclusive are not convertible, without the express written consent of the holder(s) thereof, and which consent may be unreasonably withheld, to any other Class or series of shares that the Corporation is at any time or from time to time authorized or permitted to issue for so long as either or any of the Class “K” to “T” shares inclusive, are issued and outstanding in a holder’s name.

6.3          Restrictions on New Classes (Series) of Shares

The Corporation shall not at any time or from time to time amend the Articles of the Corporation so as to provide for another class or series of shares that would in any manner whatsoever provide a preference to the holders of such new class or series of shares a priority as to receive either a dividend and/or repayment of paid up capital that would result in a violation of the provisions of Article 6.1 and 7.1 of these Articles.

6.4          Further Share Issue

The holders of Class “K” to “T” shares inclusive shall not have a pre-emptive right to subscribe for or purchase or receive any part of any issue of shares, bonds, debentures or other securities of the Corporation now or hereafter authorized or issued, unless authorized by the Directors.

6.5          Dividends to One Class to the Exclusion of Others

Except as otherwise herein stated, the Directors may declare a dividend on any Class or Classes of shares outstanding to the exclusion of any other Class or Classes of shares outstanding.

SECTION VII
LIQUIDATION, DISSOLUTION OR WINDING-UP

7.1          Distribution, Firstly to Class “K” to “T” inclusive

In the event of liquidation, dissolution or winding up of the affairs of the Corporation or other distribution of the assets of the Corporation among the shareholders by repayment of capital, the holders of Class “K” to “T” shares inclusive shall be entitled to receive:

a)	Firstly, $1,000.00 to the Class K shareholders
b)	Secondly, $900.00 to the Class L shareholders
c)	Thirdly, $800.00 to the Class M shareholders
d)	Fourthly, $700.00 to the Class N shareholders
e)	Fifthly, $600.00 to the Class O shareholders
f)	Sixthly, $500.00 to the Class P shareholders
g)	Seventhly, $400.00 to the Class Q shareholders
h)	Eighthly, $300.00 to the Class R shareholders
i)	Ninthly, $200.00 to the Class S shareholders
j)	Tenthly, $100.00 to the Class T shareholders

and then for each Class “K” to “T” shares inclusive, outstanding the “Aggregate Retraction/Redemption Amount” and dividends declared and remaining unpaid in priority to any distribution to the holders of Class “A” to “J” shares inclusive. The holders of Class “K” to “T” shares inclusive, shall not be entitled to share any further in the distribution of the assets of the Corporation.

7.2          Distribution of Additional Monies or Assets

After distribution as provided by 7.1 any additional monies or assets eligible for the distribution to shareholders shall be distributed as follows:

a)	Firstly, $1,000.00 to the Class A shareholders
b)	Secondly, $900.00 to the Class B shareholders
c)	Thirdly, $800.00 to the Class C shareholders
d)	Fourthly, $700.00 to the Class D shareholders
e)	Fifthly, $600.00 to the Class E shareholders
f)	Sixthly, $500.00 to the Class F shareholders
g)	Seventhly, $400.00 to the Class G shareholders
h)	Eighthly, $300.00 to the Class H shareholders
i)	Ninthly, $200.00 to the Class I shareholders
j)	Tenthly, $100.00 to the Class J shareholders

7.3          Remaining Assets and Distribution to Class “A”, “B”, “C”, “D”, “E”, “F”, “G”, “H”, “I” and “J”

After distribution, as provided by Article 7.1 and 7.2 hereof, any additional capital monies or assets eligible for the distribution to the shareholders shall be distributed to the holders of the Class “A” to “J” shares inclusive on a per share pro rata basis.

SECTION VIII

PROCEDURE ON RETRACTION

8.1          Notice of Retraction

Any Class “K” to “T” shareholder inclusive, shall be entitled to require the Corporation to retract at any time, or from time to time, all or any portion of the said shares registered in the name of such holder by tendering to the Corporation at its registered office, the certificate or certificates represented by the Class “K” to “T” shares inclusive, which the holder desires to have the Corporation retract, together with a request in writing, specifying the desire for retraction and the number of shares which the holder desires to have retracted and the effective date on which the holder desires to have the Corporation retract such shares (the “Retraction Date”), which Retraction Date, unless otherwise agreed to by the Corporation, shall not be less than 30 days after the day on which the request in writing is received by the Corporation. Upon surrender of such certificate or certificates and receipt of such request, the Corporation shall, on the Retraction Date, retract such shares by paying or causing to be paid to or to the order of such holder, the Aggregate Retraction/Redemption Amount, as herein defined. The shares shall be retracted on the Retraction Date, and thereafter, shareholders of such shares retracted shall cease to be entitled to exercise any of the rights of a holder of shares retracted. Provided however, if the Corporation should be prevented by law from retracting all the shares requested to be retracted, that number of shares that the Corporation is permitted by law to retract and in proportion to the number of shares demanded to be retracted shall be retracted; the Corporation shall retract the balance of the shares with respect of which an irrevocable request has been made, at such time or times as retraction is permitted by applicable law. And provided further, in default of retraction interest shall be paid by the Corporation from the Retraction Date at the rate of twelve (12%) per cent per annum from and after the Retraction Date on the Aggregate Retraction Amount and up to and including the date that retraction is completed and finalized.

SECTION IX
PROCEDURE ON REDEMPTION

9.1          Redemption as Directors Shall Determine

Subject to the Articles herein contained, and subject to compliance of The Business Corporations Act, the Directors of the Corporation shall have the right, at any time or times, to redeem all or any of the Class “K” to “T” shares inclusive by paying the Aggregate Redemption Amount of the said shares called for Redemption and declared and unpaid dividends on the said shares so called for Redemption, by calling the shares for Redemption on notice to the holder or holders thereof and/or the personal representatives of the holder and by paying the said sum as above stated; in case less than all of the Class “K” to “T” shares inclusive are called for Redemption, the Class “K” to “T” shares inclusive, called for Redemption shall be selected in such manner that the Directors by resolution shall determine.

9.2          Notice of Redemption

In all cases of calling Class “K” to “T” shares inclusive for redemption, notice shall be given by personal service or by registered letter directed to the respective holder or holders of the shares chosen for Redemption at their addresses respectively appearing on the records of the Corporation mailed, postage prepaid on or before the date set for redemption. The holders of Class “K” to “T” shares inclusive so called for Redemption shall surrender their share certificate(s) duly endorsed for transfer to the secretary of the Corporation at the head office of the Corporation, and thereupon the Corporation shall pay the Aggregate Retraction/Redemption Amount and dividends, as herein provided; from and after the date set for Redemption of the shares so called for redemption, such shares shall cease to bear further dividends and the respective holders of the Class “K” to “T” shares inclusive shall have no further right or interest in respect thereof except to receive the Aggregate Retraction/Redemption Amount and dividends, as herein provided, upon presentation and surrender of their respective share certificate(s); from and after the date set for Redemption all the shares called for Redemption (whether or not the certificate(s) have been surrendered) shall be deemed to be redeemed and cancelled; should the holder or holders of the Class “K” to “T” shares inclusive, so called for Redemption fail to surrender their share certificate(s) so called for Redemption within fifteen (15) days after the date set for Redemption, the Corporation shall have the right to deposit the Redemption Amount and dividends, as herein provided, to the credit of the shareholder in a special account in any chartered bank or trust company in Canada to provide for payment of the shares so called for Redemption, and without interest, to the respective holder or holders of such share or shares, upon surrender to such bank or trust company of the certificate(s) representing the said shares so called for Redemption duly endorsed.

SECTION X
MISCELLANEOUS

10.1        Stated Capital Account

In accordance with the provisions of section 26 of The Business Corporations Act, on the issuance of Class “K” to “T” Preferred Shares inclusive, in exchange for property, or shares of another class, or pursuant to an amalgamation referred to in section 176 of The Business Corporations Act or an arrangement referred to in paragraph 186 of The Business Corporations Act, the directors of the Corporation may add to the stated capital account maintained for the Class “K” to “T” Preferred Shares inclusive, the whole or any part of the amount of the consideration received by the Corporation in the exchange.

10.2        Retraction Amount/Redemption Amount

The price or consideration payable entirely in lawful money of Canada at which the Class “K” to “T” Preferred Shares inclusive, shall be redeemed or retracted, the (“Retraction Amount” or “Redemption Amount”) shall be the amount of consideration received therefore as determined by the directors of the Corporation at the time of issuance of the said Preferred Shares and adjusted by the directors at any time or times so as to ensure that.the Redemption Amount of such Preferred Shares issued as partial or total consideration for the purchase by the Corporation of any assets or the conversion or exchange of any shares (the “Purchased Assets”) shall equal the difference between the fair market value of the Purchased Assets as at the date of purchase, conversion, or exchange by the Corporation and the aggregate value of the non-share consideration, if any, issued by the Corporation as partial or total consideration for the Purchased Assets.

For greater certainty, such fair market value shall be determined by the directors of the Corporation, upon such expert advice as they deem necessary. Should, however, any competent taxing authority at any time, issue or propose to issue, any assessment or assessments that impose or would impose any liability for tax on the basis that the fair market value of the Purchased Assets is other than the amount approved by the directors and if the directors or a competent Court or tribunal agree with such revaluation and all appeal rights have been exhausted or all times for appeal have expired with appeals having been taken or should the directors of the Corporation otherwise determine that the fair market value of the Purchased Assets is other than the amount previously approved by the directors, then the Redemption Amount of the Preferred Shares shall be adjusted nunc pro tunc, pursuant to the provisions of this paragraph to reflect the agreed upon fair market value and all necessary adjustments, payments and repayments, as may be required, shall forthwith be made between the proper parties.

10.3        Net Realizable Value of Assets Less than Total Aggregate Redemption Amount

The Corporation shall not redeem the Class “K” to “T” Preferred shares inclusive for an amount less than the Redemption Amount as above stated, however, if the net realizable value of the assets of the Corporation is less than the aggregate Redemption Amount of the Class “K” to “T” Preferred shares inclusive, then subsequent to the distribution as provided for in Article 7.1 a) to j) inclusive, the remaining assets of the Corporation (the “remaining assets”) shall be distributed pro rata to the holders of the Class “K” to “T” shares in accordance with the following formula

A B	x	C = amount received by a Shareholder

where A — is the total Aggregate Redemption Amount as recorded in the records of the Corporation of all Class “K” to “T” shares inclusive of a shareholder

B — is the Total Aggregate Redemption Amount as recorded in the records of the Corporation of Class “K” to “T” shares inclusive of all shareholders

C — is the remaining assets of the Corporation available for distribution

BRIDGE CREEK TRUCKING LTD.

SCHEDULE 2

OTHER PROVISIONS

1.             The number of security holders of the Corporation, other than individuals who are:

(i)            employees of the Corporation or an affiliate of the Corporation; and

(ii)           former employees of the Corporation or an affiliate of the Corporation who were and who have continued after their employment with the corporation to be security holders of the corporation;

is limited to 50 (two or more persons or companies that are the joint registered owners of one or more securities being counted as one security holder).

2.             An invitation to the public to subscribe for securities of the Corporation is prohibited.

3.             The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.             The Chairman at any meeting of the security holders and directors shall not have a casting vote.

5.             Subject to The Business Corporations Act the board of directors may, between annual general meetings of security holders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of security holders, provided that the total number of directors so appointed may not exceed one-third (1/3) of the number of directors elected at the previous annual meeting of the security holders of the Corporation.

Saskatchewan	Initial Notice of Directors	REGISTERED
Justice	Form 6.1	APR 30 2009
Corporations	The Business Corporations Act	CORPORATIONS
Branch		BRANCH

NOTE:  At least one director must be a resident of Saskatchewan.  If there is no resident Saskatchewan director, a Power of Attorney must be appointed.

NOTE:  If a director resides in a city, a street address MUST be indicated.  If residence is in a rural area, use a legal land description (including R.M. Name and Number).

NOTE:  If there are more than 4 directors, please photocopy this page before proceeding, or attach an additional page.

KLASSEN	LLOYD
Last Name	First Name	Middle Name or Initials

SE 4-13-19 W3, R.M. of Gull Lake No. 139, Box 651
Street and Number (or legal land description and R.M. name and number)

Gull Lake	SK	SON 1AO
City or Town	Province	Postal Code

Resident Canadian? Yes ☒ No ☐

HUNT	RANDY
Last Name	First Name	Middle Name or Initials

Lot E, SE 24-13-19 W3, R.M. of Gull Lake No. 139, Box 870
Street and Number (or legal land description and R.M. name and number)

Gull Lake	SK	SON 1AO
City or Town	Province	Postal Code

Resident Canadian? Yes ☒ No ☐

KLASSEN	KEN
Last Name	First Name	Middle Name or Initials

SW 4-13-19 W3, R.M. of Gull Lake No. 139, Box 183
Street and Number (or legal land description and R.M. name and number)

Gull Lake	SK	SON 1AO
City or Town	Province	Postal Code

Resident Canadian? Yes ☒ No ☐

Saskatchewan	Initial Notice of Directors
Justice	Form 6.1
Corporations	The Business Corporations Act
Branch

NOTE: At least one director must be a resident of Saskatchewan. If there is no resident Saskatchewan director, a Power of Attorney must be appointed.

NOTE: If a director resides in a city, a street address MUST be indicated. If residence is in a rural area, use a legal land description (including R.M. Name and Number).

NOTE: If there are more than 4 directors, please photocopy this page before proceeding, or attach an additional page.

HUNT	TERRY
Last Name	First Name	Middle Name or Initials

SE 24-13-19 W3, R.M. of Gull Lake No. 139, Box 481
Street and Number (or legal land description and R.M. name and number)

Gull Lake	SK	SON 1AO
City or Town	Province	Postal Code

Resident Canadian? Yes ☐ No ☐

Last Name	First Name	Middle Name or Initials

Street and Number (or legal land description and R.M. name and number)

City or Town	Province	Postal Code

Resident Canadian? Yes ☐ No ☐

Last Name	First Name	Middle Name or Initials

Street and Number (or legal land description and R.M. name and number)

City or Town	Province	Postal Code

Resident Canadian? Yes ☐ No ☐

Saskatchewan	Notice of Registered Office	REGISTERED
Justice	Form 3.1	APR 30 2009
Corporations	The Business Corporations Act	CORPORATIONS
Branch		BRANCH

1.

Location of registered office

•      This is where the books of the corporation are held.

•      Must not be a box number

•      May be a legal land description (including R.M. name and number).

•      Must be located in Saskatchewan

51 – 1st Ave. N.W.
Street Address (or legal land description, Including R.M. name and number)

Swift Current	Saskatchewan	S9H OM5
Name of City/Town/Village		Postal Code

2.

Mailing address of registered office, including postal code

(If the mailing address is the same as the Registered Office, check the box, otherwise, indicate the mailing address).

A box number is acceptable as a mailing address.

☐  Same as above                                           OR

Box 610
Street Address or Post Office box number

Swift Current	SK	S9H 3W4
Name of City/Town/Village	Province	Postal Code

Attention:	Phone (Optional):

REGISTERED
APR 30 2009
CORPORATIONS
BRANCH

CANADA	)	IN THE MATTER OF The Business
	)	Corporations Act of the Province of
PROVINCE OF SASKATCHEWAN	)	Saskatchewan, and in the matter of the
	)	amalgamation of Bridge Creek Trucking Ltd.
TO WIT:	)	and Klassen Energy Ltd.

STATUTORY DECLARATION

I, RANDY HUNT, of the District of Gull Lake, in the Province of Saskatchewan, DO SOLEMNLY DECLARE THAT:

1.             THAT I am a Director and the Secretary-Treasurer of BRIDGE CREEK TRUCKING LTD. and as such have a personal knowledge of the matters and facts herein referred to.

2.             THAT BRIDGE CREEK TRUCKING LTD. and KLASSEN ENERGY LTD. propose to amalgamate.

3.             THAT I have conducted such examination of the books and records of BRIDGE CREEK TRUCKING LTD. and KLASSEN ENERGY LTD. and have made such inquiries and investigations as are necessary to enable me to make this declaration.

4.             THAT I have satisfied myself that:

a)             That each of BRIDGE CREEK TRUCKING LTD. and KLASSEN ENERGY LTD. is and the amalgamated company will be able to pay its liabilities as they become due; and

b)            The realizable value of the amalgamated companies assets will not be less than the aggregate of its liabilities and stated capital of all classes.

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5.             THAT there are no reasonable grounds for believing that any creditor of either BRIDGE CREEK TRUCKING LTD. and KLASSEN ENERGY LTD. will be prejudiced by the amalgamation.

6.             THAT I make this declaration in support of an application to the Director of Corporations for the amalgamation of BRIDGE CREEK TRUCKING LTD. and KLASSEN ENERGY LTD.

7.             THAT I make this solemn declaration conscientiously believing it to be true, and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the City of	)
Swift Current, in the Province of	)
of Saskatchewan, this 27th day	)
April, 2009.	)	/s/ Randy Hunt
	)	randy hunt
)
)
A Commissioner for Oaths in and for
the Province of Saskatchewan.
Being a Solicitor.

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REGISTERED
APR 30 2009
CORPORATIONS
BRANCH

CANADA	)	IN THE MATTER OF The Business
	)	Corporations Act of the Province of
PROVINCE OF SASKATCHEWAN	)	Saskatchewan, and in the matter of the
	)	amalgamation of Bridge Creek Trucking Ltd.
TO WIT:	)	and Klassen Energy Ltd.

STATUTORY DECLARATION

I, KENNETH J. KLASSEN, of the District of Gull Lake, in the Province of Saskatchewan, DO SOLEMNLY DECLARE THAT:

1.             THAT I am the Director and the President of KLASSEN ENERGY LTD. and as such have a personal knowledge of the matters and facts herein referred to.

2.             THAT KLASSEN ENERGY LTD. and BRIDGE CREEK TRUCKING LTD. propose to amalgamate.

3.             THAT I have conducted such examination of the books and records of KLASSEN ENERGY LTD. and BRIDGE CREEK TRUCKING LTD. and have made such inquiries and investigations as are necessary to enable me to make this declaration.

4.             THAT I have satisfied myself that:

a)             That each of KLASSEN ENERGY LTD. and BRIDGE CREEK TRUCKING LTD. is and the amalgamated company will be able to pay its liabilities as they become due; and

b)            The realizable value of the amalgamated companies assets will not be less than the aggregate of its liabilities and stated capital of all classes.

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5.             THAT there are no reasonable grounds for believing that any creditor of either KLASSEN ENERGY LTD. and BRIDGE CREEK TRUCKING LTD. will be prejudiced by the amalgamation.

6.             THAT I make this declaration in support of an application to the Director of Corporations for the amalgamation of KLASSEN ENERGY LTD. and BRIDGE CREEK TRUCKING LTD.

7.             THAT I make this solemn declaration conscientiously believing it to be true, and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the City of	)
Swift Current, in the Province of	)
of Saskatchewan, this 27th day	)
of April, 2009.	)	/s/ Kenneth J. Klassen
	)	KENNETH j. KLASSEN
)
)
A Commissioner for Oaths in and for
the Province of Saskatchewan.
Being a Solicitor.

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